                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                            (Amendment No.____)/*/

                             FLORES & RUCKS, INC.
- --------------------------------------------------------------------------------
                               (Name of Issuer)

                    COMMON STOCK, PAR VALUE $.01 PER SHARE
- --------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                  34039C 10 F
                     ------------------------------------
                                (CUSIP Number)

                             Jere C. Overdyke, Jr.
                             Enron Finance Corp.,
             1400 Smith Street, Houston, TX 77002, (713) 853-6161
- --------------------------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               December 7, 1994
                     ------------------------------------
                     (Date of Event which Requires Filing
                              of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [_]

Check the following box if a fee is being paid with this statement: [X] (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

/*/The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
                        (Continued on following page(s))

                               Page 1 of 6 Pages

- ------------------------                                 ---------------------
  CUSIP NO. 34039C 10 F             SCHEDULE               PAGE 2 OF 6 PAGES
- ------------------------              13D                ---------------------

- ------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Enron Finance Corp. I.R.S. No.:  76-0298373
- ------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [_]
      N/A
- ------------------------------------------------------------------------------
      SEC USE ONLY
 3


- ------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4

      00
- ------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
5     ITEMS 2(d) OR 2(e)                                            [_]


- ------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
6

      Delaware
- ------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF
                          -0-
      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          1,000,000 shares of Flores & Rucks, Inc. Common
     OWNED BY             Stock, par value $.01 per share
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING
                          -0-
      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                          Same as 8 above.
- ------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11

      Same as 8 above.
- ------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [_] 12

      N/A
- ------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      6.667% of Flores & Rucks, Inc.'s outstanding Common Stock, par value
      $.01 per share.
- ------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14

      CO
- ------------------------------------------------------------------------------
                     *SEE INSTRUCTION BEFORE FILLING OUT!


                               Page 2 of 6 pages

- ------------------------                                 ---------------------
  CUSIP NO. 34039C 10 F             SCHEDULE               PAGE 3 OF 6 PAGES
- ------------------------              13D                ---------------------

- ------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Enron Corp., I.R.S. No.:  47-0255140
- ------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [_]
      N/A
- ------------------------------------------------------------------------------
      SEC USE ONLY
 3


- ------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4

      00
- ------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
5     ITEMS 2(d) OR 2(e)                                            [_]


- ------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
6

      Delaware
- ------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF
                          -0-
      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          1,250,000 shares of Flores & Rucks, Inc. Common
     OWNED BY             Stock, par value $.01 per share
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING
                          -0-
      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                          Same as 8 above.
- ------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11

      Same as 8 above.
- ------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [_] 12

      N/A
- ------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      8.334% of Flores & Rucks, Inc.'s outstanding Common Stock, par value
      $.01 per share.
- ------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14

      CO
- ------------------------------------------------------------------------------
                     *SEE INSTRUCTION BEFORE FILLING OUT!


                               Page 3 of 6 pages

Item 1.  Security and Issuer:
- -------  -------------------

          This statement relates to the Common Stock, par value $.01 per share (the "Common Stock"), of Flores & Rucks, Inc., a Delaware corporation ("FRI"), whose principal executive offices are located at 8440 Jefferson Highway, Suite 420, Baton Rouge, Louisiana 70809.

Item 2.  Identity and Background:
- -------  -----------------------

          This statement is being filed by (i) Enron Finance Corp., a Delaware corporation ("EFC"), which is engaged primarily in the business of arranging production payments and other financing transactions and (ii) Enron Corp., a Delaware corporation ("ENRON"), which is in an integrated natural gas company that engages, primarily through subsidiaries, in the gathering, transportation and wholesale marketing of natural gas, the exploration for and production of natural gas and crude oil, the production, purchase, transportation and worldwide marketing and trading of natural gas liquids, crude oil and refined petroleum products, the production and sale of cogenerated electricity and steam and the purchasing and marketing of long-term energy-related commitments. EFC and ENRON are referred to herein as the "Reporting Entities." An additional entity which may be deemed to be a control person of EFC is Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), whose principal business is the purchase of natural gas, gas liquids and power through a variety of contractual arrangements and marketing these energy products to local distribution companies, electric utilities, cogenerators and both commercial and industrial end-users. ECT also provides risk management services. EFC is a wholly owned subsidiary of ECT and an indirect, wholly owned subsidiary of ENRON. The address of the principal business office of ENRON, EFC and ECT is 1400 Smith Street, Houston, Texas 77002. Schedule I attached hereto sets forth certain additional information with respect to each director and each executive officer of EFC and ENRON. The filing of this statement on Schedule 13D shall not be construed as an admission that ENRON or ECT or any person listed on
Schedule I hereto is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities covered by this statement.

          Neither of the Reporting Entities, nor, to their knowledge, ECT or any person listed on Schedule I hereto, has been, during the last five years (a) convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, U.S. federal or state securities laws or finding any violations with respect to such laws.


                               Page 4 of 6 Pages

Item 3.  Source and Amount of Funds or Other Consideration:
- -------  -------------------------------------------------

          On December 7, 1994, EFC exchanged $1,000 plus its option to acquire interests in certain properties or equity of Flores & Rucks, L.L.C. ("FRI L.L.C."), an affiliate of FRI, (which option was issued to EFC in connection with the sale to an affiliate of EFC by Flores & Rucks, Inc., a Louisiana Corporation, ("FRI Louisiana") of certain production payments relating to certain properties owned by FRI L.L.C. under that Option Agreement by and among FRI Louisiana, FRI L.L.C. and EFC dated March 22, 1994) for 1,000,000 shares of Common Stock. EFC paid the $1,000 from its working capital.

          Additionally, on December 7, 1994, Joint Energy Development Investments Limited Partnership ("JEDI"), an affiliate of ENRON, purchased 250,000 shares of Common Stock for $2,500,000. Enron Capital Corp. ("ECC"), the general partner of JEDI, is an indirect, wholly owned subsidiary of ENRON. JEDI paid for such shares from available cash.

Item 4.  Purpose of Transaction:
- -------  ----------------------

          The 1,000,000 shares of Common Stock were acquired by EFC for investment purposes. Additionally, the 250,000 shares of Common Stock were acquired by JEDI for investment purposes. Both EFC and JEDI intend to review their investment in the Common Stock on a continuing basis and, depending upon the price of, and other market conditions relating to, the Common Stock, subsequent developments affecting FRI, FRI's business and prospects, other investment and business opportunities available to EFC and JEDI, general stock market and economic conditions, tax considerations and other factors deemed relevant, may decide to increase or decrease the size of their investment in FRI or to purchase or sell puts or calls with respect to the securities of FRI, or engage in similar transactions.

          Other than the transactions described herein, neither of the Reporting Entities nor to their knowledge, ECT or any of the persons named in Schedule I hereto has effected any transactions in shares of Common Stock of FRI during the preceding sixty days.

Item 5.  Interest in Securities of the Issuer:
- -------  ------------------------------------

          EFC beneficially owns and has the power to vote and dispose of 1,000,000 shares of Common Stock (6.667% of FRI's outstanding Common Stock). Because EFC is an indirect, wholly owned subsidiary of ENRON, ENRON may also be deemed to beneficially own such shares. JEDI beneficially owns and has the power to vote and dispose of 250,000 shares of Common Stock (1.667% of FRI's outstanding Common Stock). Because ECC, the general partner of JEDI, is an indirect wholly owned subsidiary of ENRON, ENRON may be deemed to beneficially own the 250,000 shares owned by JEDI. Therefore, ENRON may be deemed to beneficially own an aggregate 1,250,000 shares of the Common Stock (8.334% of FRI's outstanding Common Stock). ENRON disclaims beneficial ownership of the entire 1,250,000 shares.

                               Page 5 of 6 Pages

Item 6.  Contracts, Arrangements, Understandings or Relationships With Respect
- -------  ---------------------------------------------------------------------
         to Securities of the Issuer:
         ---------------------------

          Certain restrictions on the transfer of the 1,000,000 shares of Common Stock owned by EFC are set forth in the Letter Agreement dated as of September 22, 1994 between EFC, FRI Louisiana and FRI L.L.C. and the Letter Agreement dated November 14, 1994 between EFC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Petrie Parkman & Co., Inc., as Representatives of certain underwriters. Additionally, certain registration rights granted to EFC by FRI are set forth in the Registration Rights Agreement dated December 7, 1994 between EFC, FRI and FRI Louisiana.

Item 7.  Material to be Filed as Exhibits:
- -------  --------------------------------

          Exhibit A: Provisions of Letter Agreement dated as of September 22, 1994 between EFC, FRI Louisiana and FRI L.L.C. relating to the transfer of the Common Stock.

          Exhibit B: Registration Rights Agreement dated December 7, 1994 between EFC, FRI and FRI Louisiana.

          Exhibit C: Letter Agreement dated November 14, 1994 between EFC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Petrie Parkman & Co., Inc., as Representatives of certain underwriters.

          After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certify that the information set forth in this statement is true, complete and correct.


Date: December 12, 1994                      ENRON FINANCE CORP.
      -----------------


                                             By:    /s/ Jere C. Overdyke, Jr.
                                                    ---------------------------
                                             Name:      Jere C. Overdyke, Jr.
                                                    ---------------------------
                                             Title:     Vice President
                                                    ---------------------------


Date: December 12, 1994                      ENRON CORP.
      -----------------


                                             By:    /s/ Peggy B. Menchaca
                                                    ---------------------------
                                             Name:      Peggy B. Menchaca
F:\jc1015\ENRON\EFC13D.N22                          ---------------------------
                                             Title:     Vice President and
                                                        Secretary


                               Page 6 of 6 Pages

                                                                      SCHEDULE I

                        DIRECTORS AND EXECUTIVE OFFICERS
                              ENRON FINANCE CORP.


Name and Business Address         Citizenship         Position and Occupation
- -------------------------         -----------         -----------------------
1400 Smith Street
Houston, TX 77002

James V. Derrick, Jr.               U.S.A.            Director

John J. Esslinger                   U.S.A.            Director, Vice Chairman, Chief Operating Officer and Managing Director

Jeffrey K. Skilling                 U.S.A.            Director, Chairman, Chief Executive Officer and Managing Director

Gene E. Humphrey                    U.S.A.            President and Managing Director

Mark E. Haedicke                    U.S.A.            Managing Director and General Counsel


                        DIRECTORS AND EXECUTIVE OFFICERS
                                  ENRON CORP.


Name and Business Address         Citizenship         Position and Occupation
- -------------------------         -----------         -----------------------
Robert A. Belfer                    U.S.A.            Director
767 Fifth Avenue, 46th Fl.                            Former President and Chairman, Belco Petroleum Corporation
New York, NY 10153

Norman P. Blake, Jr.                U.S.A.            Director
USF&G Corporation                                     Chairman, United States Fidelity and Guaranty Company
 100 Light St., 35th Fl.
Baltimore, MD 21202

John H. Duncan                      U.S.A.            Director
5851 San Felipe, Suite 850                            Former Chairman of the Executive Committee of Gulf & Western Industries, Inc.
Houston, TX 77057

Joe H. Foy                          U.S.A.            Director
2900 South Tower                                      Retired Senior Partner, Bracewell & Patterson
Pennzoil Place
Houston, TX 77002

Wendy L. Gramm                      U.S.A.            Director
P.O. Box 39134                                        Former Chairman, U.S. Commodity Futures Trading Commission
Washington, D.C. 20016

Robert K. Jaedicke                  U.S.A.            Director
Graduate School of                                    Former Dean, Graduate School of Business, Stanford University
 Business
Stanford University
Stanford, CA 94305

Charles A. Lemaistre                U.S.A.            Director
The University of Texas                               President, University of Texas M.D. Anderson Cancer Center
M.D. Anderson Cancer Ctr.
1515 Holcombe
Houston, TX 77030

John A. Urquhart                    U.S.A.            Director
John A. Urquhart                                      Vice Chairman, Enron Corp., President, John A. Urquhart Associates,
111 Beach Road                                        and Former Senior Vice President of Industrial and Power Systems, General
Fairfield, CT  06430                                  Electric Company


                       DIRECTORS AND EXECUTIVE OFFICERS
                                  ENRON CORP.

Name and Business Address         Citizenship         Position and Occupation
- -------------------------         -----------         -----------------------
(continued)

Charls E. Walker                    U.S.A.            Director
Walker/Free Associates,                               Chairman, Walker/Free Associates, Inc., and Former Deputy Secretary
Suite 200                                             of the Treasury

1730 Pennsylvania Ave. NW
Washington, D.C. 20006

Herbert S. Winokur, Jr.              U.S.A.           Director
Winokur & Associates, Inc.                            President, Winokur & Associates, Inc., and Former Senior Executive
72 Cummings Point Road                                Vice President, Penn Central Corporation
Stamford, CT 06902

1400 Smith Street
Houston, Texas 77002

 Kenneth L. Lay                      U.S.A.           Director, Chairman and Chief Executive Officer


 Richard D. Kinder                   U.S.A.           Director, President and Chief Operating Officer


 Robert C. Kelly                     U.S.A.           Executive Vice President and Chief Strategy Officer and President, Enron
                                                      Emerging Technologies, Inc.

 Edmund P. Segner, III               U.S.A.           Executive Vice President and Chief of Staff


 James V. Derrick, Jr.               U.S.A.           Senior Vice President and General Counsel


 Jack I. Tompkins                    U.S.A.           Senior Vice President and Chief Information, Administrative and Accounting
                                                      Officer

 James G. Barnhart                   U.S.A.           Senior Vice President

                       DIRECTORS AND EXECUTIVE OFFICERS
                                  ENRON CORP.

Name and Business Address         Citizenship         Position and Occupation
- -------------------------         -----------         -----------------------

1400 Smith Street
Houston, Texas 77002

 Robert J. Hermann                   U.S.A.           Vice President, Tax


 Kurt S. Huneke, Sr.                 U.S.A.           Vice President, Finance and Treasurer


 Robert H. Butts                     U.S.A.           Vice President and Controller


 Thomas E. White                     U.S.A.           Chairman and Chief Executive Officer, Enron Operations Company


 Ronald J. Burns                     U.S.A.           Co-Chairman and Chief Executive Officer, Enron Capital & Trade
                                                      Resources Corp.

 Jeffrey K. Skilling                 U.S.A.           Co-Chairman and Chief Executive Officer, Enron Capital & Trade
                                                      Resources Corp.

 Rodney L. Gray                      U.S.A.           Chairman and Chief Executive Officer, Enron International